Exhibit 99.1

MPG Reports 25% Growth, Strong Second Quarter Results and Record New Business Awards

PLYMOUTH, Mich., Aug. 4, 2015 /PRNewswire/ -- Metaldyne Performance Group Inc. (NYSE: MPG), a leading provider of highly-engineered components for use in powertrain and safety-critical applications for the global light, commercial and industrial vehicle markets, today reported the following financial results for its second quarter ended June 28, 2015.

Second Quarter 2015 Financial Highlights:

  Net sales increased 25% to $800.2 million compared to $641.3 million in the second quarter of 2014.
  Gross profit increased 37% to $142.1 million for the quarter compared to $104.1 million the same quarter in 2014.
  Net income was $44.1 million, resulting in diluted earnings per share of $0.64.
  Adjusted EBITDA increased from prior year 25% to $153.6 million or 19.2% of net sales.
  Adjusted Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $99.3 million, or 12.4% of net sales.
  Dividend declared of $0.09 per share for shareholders of record as of August 17th, payable August 31, 2015.
  Second quarter voluntary debt prepayment doubled versus prior quarter to $20 million.

First Six Months 2015 Financial Highlights:

  Net sales increased 32% to $1,565.4 million, compared to $1,181.8 million for the same period in 2014.
  Gross profit increased 44% to $270.6 million for the first six months of 2015, compared to $187.4 million in the first half of 2014.
  Net income was $76.5 million, resulting in diluted earnings per share of $1.11.
  Adjusted EBITDA increased 29% to $286.2 million or 18.3% of net sales.
  Adjusted Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $171.2 million or 10.9% of net sales.
  Record new business awards of over $500 million, based upon peak annual net sales.
  Total voluntary debt prepayments of $30 million through the first six months of 2015.

Commenting on the Company's results, George Thanopoulos, Chief Executive Officer of MPG, stated,

"I'm extremely pleased with our second quarter results, highlighted by our 19.2% Adjusted EBITDA margin. We also continued our balanced use of cash by reinvesting in the business, doubling our voluntary debt prepayment, and returning capital to our shareholders through the declaration of our second quarter dividend.

"As we stated, MPG came together to increase profitable growth. We booked record new business awards in the first six months of 2015, focused on new fuel efficient engines and transmissions. These awards are scheduled to launch and ramp up over the next five years, in line with our long-term sales target.

"We are very proud of our accomplishments so far this year and we remain committed to executing our core value creation and growth strategy."

Business Outlook:
For fiscal 2015, MPG guidance remains unchanged:

  Net sales between $3.0 and $3.15 billion
  Adjusted EBITDA between $520 and $560 million
  Capital expenditures between $210 and $220 million
  Adjusted Free Cash Flow between $310 - $340 million

Conference Call:
The Company will hold a conference call to discuss its second quarter and year to date 2015 results today at 8:00 a.m. ET. A live webcast of the call may be accessed over the Internet from the Company's Investor Relations website at investors.mpgdriven.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications.

The dial-in phone number for the conference call is:

U.S.	1-877-201-0168
International	1-647-788-4901
Conference ID	80620311

A live webcast of the conference call and the second quarter press release will also be available online at http://investors.mpgdriven.com.

For those unable to participate in the conference call, a replay will be available from 11:00 a.m. ET on August 4th until 11:59 p.m. ET on August 11th. The replay dial-in phone number is:

U.S.	1-855-859-2056
International	1-404-537-3406
Passcode	80620311

About MPG:
MPG is a leading provider of highly-engineered components for use in powertrain and safety-critical platforms for the global light, commercial and industrial vehicle markets. MPG produces these components using complex metal-forming manufacturing technologies and processes for a global customer base of vehicle OEMs and Tier I suppliers. MPG's metal-forming manufacturing technologies and processes include aluminum die casting, forging, iron casting and powder metal forming as well as advanced machining and assembly. Headquartered in Plymouth, Michigan, MPG has a global footprint spanning 61 locations in 13 countries across North America, South America, Europe and Asia with approximately 12,000 employees. For more information, visit www.mpgdriven.com.

Cautionary Note Regarding Forward-Looking Statements:
The information provided in this press release contains certain "forward-looking statements" about MPG's financial results and estimates and business prospects within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "project," "believes," "seeks," "targets," "forecast," "estimates," "will" or other words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business, prospects, and financial performance; the industry outlook, our backlog and our 2015 business outlook and financial guidance. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory, and other factors and risks, including, but not limited to, the following: volatility in the global economy impacting demand for new vehicles and our products; a decline in vehicle production levels, particularly with respect to platforms for which we are a significant supplier, or the financial distress of any of our major customers; seasonality in the automotive industry; our significant competition; our dependence on large-volume customers for current and future sales; a reduction in outsourcing by our customers, the loss or discontinuation of material production or programs, or a failure to secure sufficient alternative programs; our failure to offset continuing pressure from our customers to reduce our prices; our inability to realize all of the sales expected from awarded business or fully recover pre-production costs; our failure to increase production capacity or over-expanding our production in times of overcapacity; our reliance on key machinery and tooling to manufacture components for powertrain and safety-critical systems that cannot be easily replicated; program launch difficulties; a disruption in our supply or delivery chain which causes one or more of our customers to halt production; work stoppages or production limitations at one or more of our customer's facilities; a catastrophic loss of one of our key manufacturing facilities; failure to protect our know-how and intellectual property; the disruption or harm to our business as a result of any acquisitions or joint ventures we make; a significant increase in the prices of raw materials and commodities we use; the damage to or termination of our relationships with key third-party suppliers; our failure to maintain our cost structure; the incurrence of significant costs if we close any of our manufacturing facilities; potential significant costs at our facility in Sandusky, Ohio; the failure of or disruptions in our information technology networks and systems, or the inability to successfully implement upgrades to our enterprise resource planning systems; the incurrence of significant costs, liabilities, and obligations as a result of environmental requirements and other regulatory risks; extensive and growing governmental regulations; the adverse impact of climate change and related energy legislation and regulation; the incurrence of material costs related to legal proceedings; our inability to recruit and retain key personnel; any failure to maintain satisfactory labor relations; pension and other postretirement benefit obligations; risks related to our global operations; competitive threats posed by global operations and entering new markets; foreign exchange rate fluctuations; increased costs and obligations as a result of becoming a public company; the failure of our internal controls to meet the standards required by Sarbanes-Oxley; our substantial indebtedness; our inability, or the inability of our customers or our suppliers, to obtain and maintain sufficient debt financing, including working capital lines; our exposure to a number of different tax uncertainties; the mix of profits and losses in various jurisdictions adversely affecting our tax rate; disruption from the combination of our operations and diversion of management's attention; our limited history of working as a single company and the inability to integrate HHI, Metaldyne, and Grede successfully and achieve the anticipated benefits.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release and in our public filings, including under the heading "Risk Factors" in our filings that we make from time to time with the Securities and Exchange Commission. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Financial Measures

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of certain income statement items, including (i) gains and losses on foreign currency and fixed assets and debt transaction expenses, (ii) stock-based compensation and other non-cash charges, (iii) sponsor management fees and other income and expense items that we consider to be not indicative of our ongoing operations, (iv) specified non-recurring items and (v) other adjustments.

We believe Adjusted EBITDA is used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management uses Adjusted EBITDA (i) as a measurement to compare our operating performance on a consistent basis, (ii) to calculate incentive compensation for our employees, (iii) for planning purposes, including the preparation of our internal annual operating budget, (iv) to evaluate the performance and effectiveness of our operational strategies and (v) to assess compliance with various metrics associated with our agreements governing our indebtedness. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management.

For a reconciliation of Adjusted EBITDA to net income, the most directly comparable measure determined under U.S. generally accepted accounting principles ("GAAP"), see "US GAAP RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW".

Adjusted Free Cash Flow
We define Adjusted Free Cash Flow as Adjusted EBITDA less capital expenditures. Capital expenditures can be found in our consolidated statements of cash flows as a component of cash flows from investing activities. We present Adjusted Free Cash Flow because our management considers it to be a useful, supplemental indicator of our performance. When measured over time, Adjusted Free Cash Flow provides supplemental information to investors concerning our results of operations and our ability to generate cash flows to satisfy mandatory debt service requirements and make other non-discretionary expenditures.

For a reconciliation of Adjusted Free Cash Flow to net income, the most directly comparable GAAP measure, see "US GAAP RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW."

Contacts
Investor Relations
Paul Suber
Vice President, Business Development & Investor Relations
investors@mpgdriven.com
248-440-9503

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions except per share data)

	June 28, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$ 112.7	156.5
Receivables, net:
Trade	388.7	312.9
Other	31.0	31.9

Total receivables, net	419.7	344.8
Inventories	191.0	204.8
Deferred income taxes	12.0	12.4
Prepaid expenses	14.3	13.0
Other assets	14.6	14.5

Total current assets	764.3	746.0
Property and equipment, net	754.2	750.2
Goodwill	907.7	907.7
Amortizable intangible assets, net	743.7	778.5
Deferred income taxes, noncurrent	2.2	1.4
Other assets	40.0	40.8

Total assets	$ 3,212.1	3,224.6

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 263.8	285.5
Accrued compensation	46.7	50.9
Accrued liabilities	72.1	79.9
Short-term debt	1.5	1.6
Current maturities, long-term debt and capital lease obligations	15.6	16.5

Total current liabilities	399.7	434.4
Long-term debt, less current maturities	1,883.6	1,920.3
Capital lease obligations, less current maturities	22.4	23.4
Deferred income taxes	257.8	260.7
Other long-term liabilities	57.2	60.8

Total liabilities	2,620.7	2,699.6

Stockholders' equity:
Common Stock: par $0.001, 400,000 authorized, 67,101 issued and outstanding	0.1	0.1
Paid-in capital	834.7	827.3
Deficit	(199.2)	(269.7)
Accumulated other comprehensive loss	(46.9)	(35.2)

Total equity attributable to stockholders	588.7	522.5
Noncontrolling interest	2.7	2.5

Total stockholders' equity	591.4	525.0

Total liabilities and stockholders' equity	$ 3,212.1	3,224.6

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions except per share amounts)

	Quarter Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Net sales	$ 800.2	641.3	1,565.4	1,181.8
Cost of sales	658.1	537.2	1,294.8	994.4

Gross profit	142.1	104.1	270.6	187.4
Selling, general and administrative expenses	57.8	40.4	114.0	69.6
Acquisition costs	-	13.0	-	13.0

Operating income	84.3	50.7	156.6	104.8
Interest expense, net	26.9	22.6	54.5	42.0
Loss on debt extinguishment	0.4	-	0.4	0.4
Other, net	(1.3)	3.2	(6.5)	4.4

Other expense, net	26.0	25.8	48.4	46.7

Income before tax	58.3	24.9	108.2	58.1
Income tax expense	14.2	9.4	31.5	19.9

Net income	44.1	15.5	76.7	38.2
Income attributable to noncontrolling interest	-	0.1	0.2	0.2

Net income attributable to stockholders	$ 44.1	15.4	76.5	38.0

Weighted average shares outstanding	67.1	67.1	67.1	67.1
Cash dividends declared per share	$ -	-	0.09	-
Net income per share attributable to stockholders:
Basic	$ 0.66	0.23	1.14	0.57
Diluted	0.64	0.22	1.11	0.56

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended
	June 28, 2015	June 29, 2014

Cash flows from operating activities:
Net income	$ 76.7	38.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	115.2	90.5
Debt fee amortization	1.5	2.5
Loss on fixed asset dispositions	0.4	1.2
Deferred income taxes	(2.9)	(15.9)
Noncash interest expense	0.5	0.9
Stock-based compensation expense	7.5	4.6
Foreign currency adjustment	(3.7)	(0.1)
Other	5.4	1.5
Changes in assets and liabilities:
Receivables, net	(77.4)	(50.5)
Inventories	10.0	0.9
Accounts payable, accrued liabilities and accrued compensation	(10.8)	31.3
Other, current	(2.4)	1.8
Other, non-current	(2.3)	4.8
Net cash provided by operating activities	117.7	111.7
Cash flow from investing activities:
Capital expenditures	(115.0)	(58.1)
Proceeds from sale of fixed assets	1.3	0.3
Capitalized patent costs	(0.1)	(0.2)
Grede Transaction, net of cash acquired	-	(829.7)
Net cash used for investing activities	(113.8)	(887.7)
Cash flows from financing activities:
Dividends	(6.0)	(111.3)
Other stock activity	-	(2.4)
Proceeds from stock issuance	0.1	258.6
Cash settlement of equity awards	(0.2)	-
Borrowings of revolving lines of credit	14.3	238.6
Payments of revolving lines of credit	(14.6)	(230.5)
Proceeds of long-term debt	1,326.6	715.0
Payments on long-term debt	(1,360.2)	(11.0)
Payment of debt issue costs	(0.2)	(20.2)
Other debt, net	(1.5)	(3.8)
Payment of offering related costs	(0.1)	-
Net cash used for financing activities	(41.8)	833.0
Effect of exchange rates on cash	(5.9)	0.8
Net increase (decrease) in cash and cash equivalents	$ (43.8)	57.8
Cash and cash equivalents:
Cash and cash equivalents, beginning of period	$ 156.5	68.2
Net increase (decrease) in cash and cash equivalents	(43.8)	57.8
Cash and cash equivalents, end of period	$ 112.7	126.0
Supplementary cash flow information:
Cash paid for income taxes, net	$ 33.4	29.5
Cash paid for interest	55.8	27.1
Noncash transactions:
Capital expenditures in accounts payables	19.1	14.1
Dividends declared on restricted stock awards, not yet vested	0.1	-

METALDYNE PERFORMANCE GROUP INC.
US GAAP RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
AND ADJUSTED FREE CASH FLOW
(In millions)

	Quarter Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Net income attributable to stockholders	$ 44.1	15.4	76.5	38.0
Income attributable to noncontrolling interest	-	0.1	0.2	0.2
Net income	$ 44.1	15.5	76.7	38.2

Addbacks to Arrive at Unadjusted EBITDA
Interest expense, net	$ 26.9	22.6	54.5	42.0
Loss on debt extinguishment	0.4	-	0.4	0.3
Income tax expense	14.2	9.4	31.5	19.9
Depreciation and amortization	58.8	47.8	115.2	90.5
Unadjusted EBITDA	$ 144.4	95.3	278.3	190.9

Adjustments to Arrive at Adjusted EBITDA
(Gain) loss on foreign currency	$ (3.9)	1.8	(8.9)	1.7
Loss on fixed assets	0.2	0.5	0.4	1.2
Debt transaction expenses	1.6	1.6	1.7	2.8
Stock-based compensation expense	4.2	3.3	7.5	4.6
Sponsor management fee	-	1.2	-	2.2
Non-recurring acquisition and purchase accounting related items	0.4	18.1	0.1	18.1
Non-recurring operational items	6.7	1.2	7.1	1.2
Adjusted EBITDA	$ 153.6	123.0	286.2	222.7

Capital expenditures	54.3	27.3	115.0	58.1

Adjusted Free Cash Flow	$ 99.3	95.7	171.2	164.6

METALDYNE PERFORMANCE GROUP INC.
RECONCILATION OF 2015 GUIDANCE
OF NET INCOME TO ADJUSTED EBITDA
(In millions)

	2015 Guidance	2015 Guidance
	Low End of Range	High End of Range
Net income attributable to stockholders	112.4	140.3
Income attributable to noncontrolling interest	0.4	0.5
Net income	112.8	140.8

Addbacks to Arrive at Unadjusted EBITDA
Interest expense, net	106.0	106.0
Income tax expense	48.3	60.3
Depreciation and amortization	234.2	234.2
Unadjusted EBITDA	501.3	541.3

Adjustments to Arrive at Adjusted EBITDA
Gain on foreign currency	(8.9)	(8.9)
Stock-based compensation expense	16.6	16.6
Non-recurring operational items and other (1)	11.0	11.0
Adjusted EBITDA	520.0	560.0

(1)

Non-recurring operational items include impairment charges associated with the closing of the Berlin, Wisconsin facility, disposed operations, restructuring costs, debt transaction related expenses and other.

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